UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ORGANETIX, INC.
(Name of Registrant As Specified In Its Charter)

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ORGANETIX, INC.
c/o Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
(212) 930-9700

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York May 12, 2008

This information statement has been mailed on or about May 12, 2008 to the stockholders of record on May 6, 2008 (the “Record Date”) of Organetix, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of April 25, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about June 2, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Seth Shaw Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED APRIL 25, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated April 25, 2008, in lieu of a special meeting of the stockholders.  Such action will be taken on or about June 2, 2008:

1.  To amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company from 150,000,000 shares to 500,000,000 shares;

2.  To amend the Company’s Certificate of Incorporation to create 50,000,000 shares of blank check preferred stock, $0.0001 par value.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 150,000,000 shares of Common Stock, of which 110,462,380 shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following shareholders voted in favor of the Proposals:

Name	Number of Shares
Chris Davis	6,134,000
Les Erber	2,900,000
Global Capital Partners, LLC	2,170,000
Lantern Rock Limited Partnership	11,437,233
Lusierna Asset Management	5,516,684
Seth Shaw	4,093,000
Greg Sichenzia	1,250,000
OTC Investments Ltd.	4,000,000
Shane Ivancoe	2,700,000
Clifton Erber	4,000,000
David Fiedler	1,850,000
David Karp	600,000
Aaron Foley	1,500,000
Jordan Erber	500,000
David Lewis	3,300,000
Howard Rubin	4,500,000
Paula or Assy Reckess	2,830,000
Edward Caravalho	2,100,000

TOTAL	61,380,917

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 2, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on, April 24, 2008 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding Common Stock voted in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before June 2, 2008, consisting of the approval to (1) authorize an increase in the number of authorized shares of the Company's Common Stock; (2) authorize the creation of blank check preferred stock and (3) authorize the filing of an amendment of the Company's Articles of Incorporation (the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the Proposals. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 110,462,380 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding stock have voted in favor of the following Proposals:

1.	TO AUTHORIZE THE COMPANY TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000 SHARES

2.	TO AUTHORIZE THE COMPANY TO CREATE BLANK CHECK PREFERRED STOCK

3.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL COMMON STOCK, AS SET FORTH IN PROPOSAL 1 ABOVE AND TO AUTHORIZE THE CREATION OF BLANK CHECK PREFERRED STOCK, AS SET FORTH IN PROPOSAL 2 ABOVE.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date, is required for approval of the Proposals. A majority of the outstanding shares of Common Stock voted in favor of the Proposals.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of April 25, 2008, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class(2)
Common Stock	Seth M. Shaw	4,093,000 Shares (3)	3.71%
Common Stock	Lantern Rock Limited Partnership	11,437,233	10.35%
Common Stock	Chris Davis	6,134,000	5.5%

(1)  "Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)  Based on 110,462,380 shares of Common Stock outstanding as of April 25, 2008.

(3)  Mr. Shaw currently serves as the Company’s Chief Executive Officer and sole director. Mr. Shaw filed a Form 3 with the Securities and Exchange Commission (“SEC”) on February 27, 2008.

PROPOSAL 1
TO AMEND THE ARTICLES OF INCORPORATION TO
INCREASE OF AUTHORIZED SHARES

On April 25, 2008, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 150,000,000 to 500,000,000.  The Company currently has authorized capital stock of 150,000,000 shares of Common Stock and approximately 110,462,380 shares of Common Stock are outstanding as of April 25, 2008.  The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of April 25, 2008 a total of 110,462,380 shares of the Company's currently authorized 150,000,000 shares of Common Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences.  Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

PROPOSAL 2:
TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION
TO AUTHORIZE THE CREATION OF 50,000,000 SHARES
OF “BLANK CHECK” PREFERRED STOCK

On April 25, 2008, 2008, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to authorize the creation of 50,000,000 shares of “blank check” preferred stock..  The Board believes that the authorization of preferred shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.  Article FIFTH would be amended to read as follows and would be filed with the Delaware Secretary of State:

V: The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.0001.  The second class of stock shall be Preferred Stock, par value $0.0001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	500,000,000
Preferred	$0.0001	50,000,000
Totals:		550,000,000

The proposed amendment to the Company’s Certificate of Incorporation will create 50,000,000 authorized shares of "blank check" preferred stock.  The proposed Amendment to the Company’s Certificate of Incorporation, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Certificate of Incorporation as set forth in Exhibit "A."

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Certificate of Amendment to the Certificate of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board  to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Information Statement.  We will furnish any exhibit to our Annual Report on Form 10-KSB upon written request to the Company at c/o Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl., New York, NY 10006.  The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors, /s/ Seth M. Shaw Chairman of the Board

New York, NY May 12, 2008

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

ORGANETIX, INC.

The undersigned, President of Organetix, Inc. (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is:

ORGANETIX, INC.

SECOND:  The articles of incorporation of the Corporation is hereby amended by replacing Article Fifth, in its entirety, with the following:

“V: The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.0001.  The second class of stock shall be Preferred Stock, par value $0.0001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	500,000,000
Preferred	$0.0001	50,000,000
Totals:		550,000,000

THIRD:  The amendment of the articles of incorporation herein certified has been duly adopted by unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of the Delaware Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Seth M. Shaw, its President, this ___ day of ________, 2008.

ORGANETIX, INC. /s/ Seth M. Shaw Seth M. Shaw President